EXHIBIT 21

R.R. Donnelley & Sons Company

Subsidiaries

Entity Name	Domestic Jurisdiction
77 Cap General Partner, Inc.	Delaware
77 Capital Partners II., L.P.	Delaware
AGS Custom Graphics, Inc.	Maryland
American Lithographers, Inc.	California
Austin Printing Company	Georgia
Banta Corporation	Wisconsin
Banta Europe B.V.	Netherlands
Banta Global Turnkey (Shenzhen) Co., Ltd.	China
Banta Global Turnkey (Singapore) PTE LTD	Singapore
Banta Global Turnkey LLC	Texas
Banta Global Turnkey Ltd. [Ireland]	Ireland
Banta Global Turnkey, Ltd. [Scotland]	West Lothian
Beijing Donnelley Commercial Co., Ltd.	Beijing
Bridgetown Printing Co.	Oregon
CGX Yamagata Japan GK	Japan
Chas. P. Young Company	Texas
Clear Visions, Inc.	Texas
Columbia Color, Inc.	California
Consolidated Carqueville Printing Company	Illinois
Consolidated Global Group, Inc.	Texas
Consolidated Graphics B.V.	Netherlands
Consolidated Graphics de Mexico S. de R.L. de CV	Mexico
Consolidated Graphics International, Inc.	Delaware
Consolidated Graphics Print Management Group, Inc.	Delaware
Consolidated Graphics Properties II, Inc.	Texas
Consolidated Graphics Services, Inc.	Delaware
Consolidated Graphics Technology Services and Solutions, Inc.	Texas
Consolidated Graphics, Inc.	Texas
Copy-Mor, Inc.	Illinois
Courier International Holdings, LLC	Delaware
Courier Printing Company	Tennessee
Courier Tecnologia em Serviços Gráficos Ltda.	Brazil
CP Solutions, Inc.	Oklahoma
Critical Mail Continuity Services Limited	England and Wales
Data Entry Holdings Limited (Jersey)	Channel Islands
Data Entry International Limited (Cyprus)	Cyprus
DDM-Digital Imaging, Data Processing and Mailing Services, L.C.	Florida
DEI Group Limited	England and Wales
Devonshire Appointments Limited	England and Wales
Devonshire Recruitment Group Limited	England and Wales
Digital Page Brazil LLC	Delaware
Dongguan Donnelley Printing Co., Ltd.	China
Donnelley Cochrane Grafica Editora Do Brasil Ltda.	Brazil
EGT Printing Solutions, LLC	Michigan
Electric City Printing Company	South Carolina
Emerald City Graphics, Inc.	Washington
Frederic Printing Company	Colorado
Garner Printing Company	Iowa
Gilliland Printing, Inc.	Kansas
GSL Fine Lithographers	California
Gulf Printing Company	Texas
H&N Printing & Graphics, Inc.	Maryland
Hickory Printing Solutions, LLC	North Carolina
Impresora Donneco Internacional, S. de R.L. de C.V.	Mexico
Ironwood Lithographers, Inc.	Arizona
Kelmscott Communications LLC	Delaware
King Yip (Dongguan) Printing & Packaging Factory Ltd.	China

Lincoln Printing Corporation	Indiana
Mercury Printing Company, LLC	Tennessee
Metropolitan Printing Services, LLC	Indiana
Moore (St.Lucia) Ltd	St. Lucia
Moore Canada Corporation	Nova Scotia
Moore International B.V.	Netherlands
Moore Paragon (Caribbean) Limited	Barbados
Moore Paragon Limited	Grenada
Moore Trinidad Ltd	Trinidad
Nies/Artcraft, Inc.	Missouri
OfficeTiger BV	Netherlands
OfficeTiger Holdings Inc.	Delaware
OfficeTiger LLC	Delaware
PBM Graphics, Inc.	North Carolina
Precision Dialogue Direct, Inc.	Illinois
Precision Dialogue Marketing, LLC	Ohio
Precision Dialogue, Inc.	Delaware
Precision Litho, Inc.	California
Printing Control Services Incorporated	Washington
Printing, Inc.	Kansas
R R Donnelley Outsource (Private) Limited	Sri Lanka
R. R. Donnelley (Santiago) Holdings LLC	Delaware
R. R. Donnelley Argentina, S.A.	Argentina
R. R. Donnelley Chile Limitada	Chile
R. R. Donnelley de Costa Rica, S.A.	Costa Rica
R. R. Donnelley de El Salvador, S.A. de C.V.	El Salvador
R. R. Donnelley de Guatemala, S.A.	Guatemala
R. R. Donnelley de Honduras, S.A. de C.V.	Honduras
R. R. Donnelley Europe B.V.	Netherlands
R. R. Donnelley Global, Inc	Delaware
R. R. Donnelley GTS Poland Sp zoo	Poland
R. R. Donnelley Holdings C.V.	Netherlands
R. R. Donnelley Hungary Printing and Trading Limited Liability Company	Hungary
R. R. Donnelley Latin America L.L.C.	Delaware
R.R. Donnelley de Puerto Rico, Corp.	Puerto Rico
R.R. Donnelley Holdings B.V.	Netherlands
R.R. Donnelley UK Directory Limited	England and Wales
RR Donnelley (Chengdu) Printing Co., Ltd.	Chengdu
RR Donnelley (China) Holding Co., Ltd.	China
RR Donnelley (Kunshan) Packing Technology Co., Ltd.	China
RR Donnelley (Mauritius) Holdings Ltd	Mauritius
RR Donnelley (Shanghai) Commercial Co., Ltd.	China
RR Donnelley (Shanghai) Information Technology Co., Ltd.	Shanghai
RR Donnelley Asia Printing Solutions Limited	Hong Kong
RR Donnelley Czech s.r.o.	Czech Republic
RR Donnelley Editora e Grafica Ltda.	Brazil
RR Donnelley Electronics (Suzhou) Co., Ltd.	Jiangsu Province
RR Donnelley Electronics (Wuhan) Co., Ltd.	China
RR Donnelley France SAS	France
RR Donnelley Germany GmbH	Germany
RR Donnelley Global Turnkey Solutions (Kunshan) Co., Ltd.	China
RR Donnelley Global Turnkey Solutions Limited	Ireland
RR Donnelley Global Turnkey Solutions Mexico, S. de R.L. de C.V.	Mexico
RR Donnelley Holdings (Australia) Pty Ltd	NSW
RR Donnelley Holdings Japan GK	Japan
RR Donnelley India Outsource Private Limited	Chennai
RR Donnelley Ireland Limited	Ireland
RR Donnelley Italy S.r.l.	Italy
RR Donnelley Korea Electronic Solution LLC	Korea
RR Donnelley Logistics Services Worldwide, Inc.	Delaware
RR Donnelley Nederlands B.V.	Netherlands
RR Donnelley Philippines Inc.	Philippines
RR Donnelley Polska Sp. z.o.o.	Poland
RR Donnelley Prague s.r.o	Czech Republic
RR Donnelley Spain, S.L.	Spain

RR Donnelley UK Limited	England and Wales
RRD BPO Holdings Limited	England and Wales
RRD Dutch Holdco, Inc.	Delaware
RRD GDS Limited	England and Wales
RRD Group Netherlands B.V.	Netherlands
RRD Holdings C.V.	Netherlands
RRD Netherlands LLC	Delaware
RRD West Caldwell, LLC	Delaware
Shanghai Donnelley PreMedia Technology Co., Ltd.	Shanghai
Shanghai Donnelley Printing Co., Ltd.	China
Shenzhen Donnelley Printing Co., Ltd.	China
Sierra Industrial S. de R.L. de C.V.	Mexico
Spangler Graphics Property, LLC	Kansas
Spangler Graphics, LLC	Kansas
StorterChilds Printing Co., Inc.	Florida
Superior Colour Graphics, Inc.	Michigan
Tewell Warren Printing Company	Colorado
The Hennegan Company	Kentucky
The Jackson Group LLC	Indiana
The Jarvis Press, Inc.	Texas
The McKay Press, Inc.	Michigan
Theo. Davis Sons, Incorporated	North Carolina
Thousand Oaks Printing & Specialties, Inc.	California
Tucker Printers, Inc.	Texas
Valcour Printing, Inc.	Missouri
Veritas Document Solutions, LLC	Delaware
Wentworth Corporation	South Carolina
Wetzel Brothers, LLC	Wisconsin